For Immediate Release

Contact:
Christopher Wilder, COO
+1 512-687-3451
cwilder@tigaenergy.com
www.tigaenergy.com

Tiga Energy Services Announces Joint Venture to Deploy Blended Renewable Energy Plants

AUSTIN, Texas, Feb. 16, 2011– Tiga Energy Services, Inc., a provider of security, connectivity, and interoperability solutions to the energy industry, announced today it has formed a joint venture with Eco-Merge USA LLC., a subsidiary of Dentsu Japan, and Innovative Energy Group, LLC. to fund, deploy and operate multiple renewable energy power plants throughout Texas and the USA.  Each energy plant will be privately funded and will blend renewable sources that will include solar, simple cycle, combined cycle (steam-to-energy), and combined heat and power plants (CHP) powered from waste-to-energy sources to produce in excess of 15MW of renewable energy.  The plants will offer renewable electricity at rates highly competitive with conventional utilities.

The first blended renewable energy power plant is scheduled to break ground in the second quarter of 2011 in Bastrop County, Texas approximately 15 miles from Austin.  The plant will offer electricity to utilities in the Central Texas region and provide thermal energy services to the planned Eco-Merge Green Corporate Center.

Under our business model, the partners and investors will jointly own the plants and sell electricity at a profit both to an anchor customer and to independent utilities.  We expect that upon completion of our initial deployment, we will have the ability to present similar opportunities to sites we select based upon the economics of this project. Eventually, we plan to make excess electricity not utilized by the anchor customer available to an energy spot trading market.

The partnership also seeks additional finance partners and technologies for other potential locations in Texas and the USA for deployment of viable and efficient energy solutions.

“Blending these energy technologies with real-time metering information creates a highly competitive pricing and distribution model for renewable energy,” said Michael Hathaway, CEO of Tiga Energy Services.  “Over a short period of time, say 5 to10 years, we believe we will be able to produce reliable and renewable energy at a price that approaches that of fossil fuels.”

“Eco-Merge is dedicated to advancing the transfer of green technology, making it both more accessible and profitable,” said Jerald Wrightsil, CEO of Eco-Merge USA. “By linking innovative energy technologies from around the world, the global economy can be more durable and the essential resources of our planet more sustainable. Our partnership with Tiga Energy Services and Innovative Energy Group puts us in a strong position to establish a leadership position in driving this innovation.”

“The partnership has brought together the necessary companies to establish the first blended renewable energy project in Texas,” stated Jason Blevins, COO of IEG. “The blending of these 100% renewable sources and managing them under a single operator offers significant competitive advantages in pricing and availability to utilities, corporate campuses, government facilities, and municipalities.”

Each company brings a unique skill-set to these projects.  Tiga’s patent pending technology provides the network communication services to secure and connect energy assets, which allows the energy plants to be remotely monitored and managed in real-time.  Real-time monitoring and managing of energy production and delivery will provide an opportunity to arbitrage or spot trading any excess energy to the open market.  Eco-Merge has a long track record of deploying renewable generation and economic development projects throughout the world and will provide pre-construction services and integration of energy assets.  We expect that Eco-Merge’s historical industry success will provide the partnership with access to a wide range of global partners, investors, and technologies.  Innovative Energy Group has decades of experience engineering, designing, and deploying waste-to-energy and district energy combined heat and power plants in the USA and Asia.

Tiga has also entered into a contract with the Green Corporate Centers, LLC to assist with pre-construction architecture and design work to deploy a campus-wide network to define their communications infrastructure needs.  This solution will enable Green Corporate Centers, and the proposed Central Texas Airport located on-site, to provide and sell to its tenants both energy and voice, video, and data capabilities.

About Eco-Merge

Eco-Merge is a subsidiary of Japan-based conglomerate Dentsu. Eco-Merge’s vision is to achieve sustainable economic development in project regions through the introduction of eco-friendly technologies. As the Eco-Merge concept becomes more global in scope, the project has the potential to further increase in value. The Eco-Merge Project is unlike the so-called “smart city” concept. It does not merely end with the establishment of an advanced, eco-friendly infrastructure. Cooperation with the participating businesses and fostering of local industries is expected to generate jobs, spur sustainable economic development, and thereby promote self-reliance in the project regions.

About Innovative Energy Group

Innovative Energy Group (IEG) is an engineering & consulting firm that deploys power and thermal energy production technologies.  Their projects include work in waste-to-energy, simple cycle, combined cycle (steam-to-energy), and combined heat and power plants (CHP).  IEG provides full process design, construction, training, operating, and maintenance of power and thermal plant ancillary systems and district energy projects.

About Tiga Energy Services

Tiga Energy Services, Inc., an Austin, Texas based company, provides networking and communications services to the energy industry. We provide consulting, engineering, architecture and design services that enable commercial and industrial energy customers to seamlessly connect, integrate, manage and secure their energy related assets. Our Flagship product is a network service called TigaNET that will provide centralized, managed and network services for an increasingly diverse and distributed energy market. TigaNET addresses a broad range of communications and automation issues facing energy consumers as they seek to more efficiently manage energy consumption and offset their energy costs through the deployment of renewable energy generation and energy storage technologies.  For additional information please visit www.tigaenergy.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to fully finance and construct the energy plants; the timing of the commencement and completion of any plant; and our future outlook.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the ability of us and our partners to develop and implement the required technologies to integrate the renewable energy sources that will power the plants and other technical problems relating to the plants, the availability of financing for energy projects such as those being developed by the Company and its partners, adverse economic conditions, changes in tax laws applicable to the energy industry, the adoption of adverse federal, state and local government regulations, including environmental laws that adversely impact the proposed energy plants, intense competition, entry of new competitors and products, unexpected costs and operating deficits, increases in general and administrative costs, technological obsolescence, price increases for supplies and components, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, loss of key executives, inflationary factors, general political, economic and market conditions and events, and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Current Report on Form 8-K as filed with the SEC on November 15, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.